FY2020 Q3 Results August 7, 2020 Exhibit 99.2

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements accompanied by meaningful cautionary statements. Except for historical information, this presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, which may be identified by words such as “continues”, “estimates”, “anticipates”, “projects”, “plans”, “seeks”, “may”, “will”, “expects”, “intends”, “believes”, “signals”, “should”, “can” and similar expressions or the negative versions thereof and which also may be identified by their context. All statements that address operating performance or events or developments that Meridian expects or anticipates will occur in the future, including, but not limited to, statements relating to per share diluted earnings, sales, product demand, revenue, operating margin, other guidance and the impact of COVID-19 on our business and prospects, are forward-looking statements. Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made. Specifically, Meridian’s forward-looking statements are, and will be, based on management’s then-current views and assumptions regarding future events and operating performance. Meridian assumes no obligation to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. These statements are subject to various risks, uncertainties and other factors that could cause actual results to differ materially, including, without limitation, the following: Meridian’s operating results, financial condition and continued growth depends, in part, on its ability to introduce into the marketplace enhancements of existing products or new products that incorporate technological advances, meet customer requirements and respond to products developed by Meridian’s competition, its ability to effectively sell such products and its ability to successfully expand and effectively manage increased sales and marketing operations. While Meridian has introduced a number of internally developed products and acquired products, there can be no assurance that it will be successful in the future in introducing such products on a timely basis or in protecting its intellectual property, and unexpected or costly manufacturing costs associated with its introduction of new products or acquired products could cause actual results to differ from expectations. Meridian relies on proprietary, patented and licensed technologies. As such, the Company’s ability to protect its intellectual property rights, as well as the potential for intellectual property litigation, would impact its results. Ongoing consolidations of reference laboratories and formation of multi-hospital alliances may cause adverse changes to pricing and distribution. Recessionary pressures on the economy and the markets in which our customers operate, as well as adverse trends in buying patterns from customers, can change expected results. Costs and difficulties in complying with laws and regulations, including those administered by the United States Food and Drug Administration, can result in unanticipated expenses and delays and interruptions to the sale of new and existing products, as can the uncertainty of regulatory approvals and the regulatory process (including the currently ongoing study and other FDA actions regarding the Company’s LeadCare products). The international scope of Meridian’s operations, including changes in the relative strength or weakness of the U.S. dollar and general economic conditions in foreign countries, can impact results and make them difficult to predict. One of Meridian’s growth strategies is the acquisition of companies and product lines. There can be no assurance that additional acquisitions will be consummated or that, if consummated, will be successful and the acquired businesses will be successfully integrated into Meridian’s operations. There may be risks that acquisitions may disrupt operations and may pose potential difficulties in employee retention, and there may be additional risks with respect to Meridian’s ability to recognize the benefits of acquisitions, including potential synergies and cost savings or the failure of acquisitions to achieve their plans and objectives. Meridian cannot predict the outcome of future goodwill impairment testing and the impact of possible goodwill impairments on Meridian’s earnings and financial results. Meridian cannot predict the possible impact of U.S. health care legislation enacted in 2010 – the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act – and any modification or repeal of any of the provisions thereof initiated by Congress or the presidential administration, and any similar initiatives in other countries on its results of operations. Efforts to reduce the U.S. federal deficit, breaches of Meridian’s information technology systems, trade wars, increased tariffs, and natural disasters and other events could have a materially adverse effect on Meridian’s results of operations and revenues. In the past, the Company has identified a material weakness in our internal control over financial reporting, which has been remediated, but the Company can make no assurances that a material weakness will not be identified in the future, which if identified and not properly corrected, could materially adversely affect our operations and result in material misstatements in our financial statements. Meridian also is subject to risks and uncertainties related to disruptions to or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases such as the coronavirus disease COVID-19. In addition to the factors described in this paragraph, please also refer to additional factors identified from time to time in our filings with the Securities and Exchange Commission, including in Part I, Item 1A Risk Factors of our most recent Annual Report on Form 10-K, which contains a list and description of uncertainties, risks and other matters that may affect the Company. Readers should carefully review these forward-looking statements and risk factors, and not place undue reliance on our forward-looking statements. Forward Looking Statements

Certain financial measures presented in this presentation, such as operating expenses, operating income, operating margin, net earnings and earnings per diluted share, excluding as applicable the effects of acquisition-related costs, a change in fair value of contingent consideration obligation, restructuring costs and selected legal costs, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management believes this non-GAAP financial information is useful to an investor in evaluating our performance, as these measures: (i) help investors to more meaningfully evaluate and compare the results of operations from period to period by removing the impacts of these non-routine items; and (ii) are used by management for various purposes, including evaluating performance from period to period in presentations to our board of directors, and as a basis for strategic planning and forecasting. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, the non-GAAP measures in this presentation may be different from non-GAAP measures used by other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. In addition, the non-GAAP measures presented herein are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have limitations, in that they do not reflect all amounts associated with our results as determined in accordance with U.S. GAAP, and they should not be considered as alternatives to information attributable to Meridian Bioscience, Inc. determined in accordance with U.S. GAAP. See the consolidated financial statements included in our reports filed with the U.S. Securities and Exchange Commission for our U.S. GAAP results. Additionally, for reconciliations of the non-GAAP measures included herein to our closest reported U.S. GAAP measures, refer to the reconciliations included in the press release of Meridian Bioscience, Inc. dated August 7, 2020. Non-GAAP Financial Measures

Life Science COVID-19 related products drive record growth Completed assay design lock for Revogene® COVID-19 assay Re-initiated clinical trials for three key GI products Closed acquisition of Exalenz – Integrated commercial team Q3 FY2020 Business Highlights Diagnostics Life Science

FY2020 Third Quarter Earnings Summary
($000's except Per Share Amounts)

Adjusted (Non-GAAP)	FY2020	FY2019	Change
Revenue	$84,797	$48,440	+75%
Gross Margin %	*65.9%*	*58.3%*	*+7.6 pts*
Operating expenses[(1)] *Ratio*	$25,443 *30.0%*	$19,343 *39.9%*	+32% *-9.9 pts*
Operating income *Margin %*	$30,409 *35.9%*	$8,916 *18.4%*	+241% *+17.5 pts*
Net earnings EPS	$24,014 $0.55	$6,960 $0.16	+245% +244%
GAAP	**FY2020**	**FY2019**	**Change**
Operating expenses[(2)]	$21,187	$21,795	-3%
Operating income Margin %	$34,665 40.9%	$6,464 13.3%	+436% +27.6 pts
Net earnings EPS	$27,507 $0.64	$5,079 $0.12	+442% +433%

1) Includes Corporate Segment expenses of $2.7M in 2020 and $1.8M in 2019.
2) Includes favorable adjustment to fair value of GenePOC earnout obligation in the amount of $6.1M in 2020.

Highlights

- Record revenues for the Quarter
  - Dx ↓ 35% as expected
  - LS ↑ 312+%
- Revenue levels yielded higher gross profit margin and lower operating expense ratio
- Operating expenses reflect higher R&D spending, incremental purchasing accounting amortization, and additional corporate incentive bonus
- Record earnings and EPS

5

meridian BIOSCIENCE
LIFE DISCOVERED LIFE DIAGNOSED

FY2020 Third Quarter Operating Segment Highlights ($000’s) Diagnostics (Adjusted Non-GAAP) FY2020 FY2019 Change Revenue $21,598 $33,118 -35% Operating income Margin % ($7,118) NMF $7,103 21.4% NMF NMF Diagnostics revenue by: Technology: Molecular assays $3,182 $5,894 -46% Non-molecular assays 18,416 27,224 -32% Disease State: GI (Gastrointestinal) $9,584 $17,232 -44% RI (Respiratory Illnesses) 5,052 5,708 -11% Blood Chemistry (Lead) 3,364 4,666 -28% Other 3,598 5,512 -35% Life Science (Adjusted Non-GAAP) FY2020 FY2019 Change Revenue $63,199 $15,322 +312% Operating income Margin % $40,250 63.7% $3,639 23.8% +1,006% +39.9 pts Life Science revenue by: Technology: Molecular reagents $38,784 $5,495 +606% Immunological reagents 24,415 9,827 +148% Region: Americas $22,015 $4,369 +404% EMEA 26,070 6,389 +308% ROW 15,114 4,564 +231% China (included in ROW) 9,491 2,741 +246% Product / Customer Highlights: Revenue levels depressed across all products from COVID pandemic Exalenz contributed $1.3M in new revenue LeadCare shipments started to rebound in June Product / Customer Highlights: COVID-related sales of ~$48M ($16M Immuno / $32M Molecular) Shipments to industrial customers represented nearly 90% of total revenues

FY2020 Fiscal Year Guidance Meridian Bioscience Diagnostics Life Science Prior Guidance Updated FY2020 Guidance Meridian Bioscience Consolidated net revenues: $245 to $250 Million Adjusted operating margin: 22% to 23% Adjusted earnings per share*: $1.01 to $1.05 Diagnostics Net revenues: $118 to $120 million Life Science Net revenues: $127 to $130 million Consolidated net revenues: $230 to $236 Million Adjusted operating margin: 18% to 19% Adjusted earnings per share: $0.70 to $0.75 Net revenues: $120 to $122 million Net revenues: $110 to $114 million * Assumes 42.2M diluted share count

EXALENZ

Operational leadership retained and integrated Commercial organization fully integrated with Meridian Executed virtual sales training on BreathID® First BreathID® Smart System placed in fiscal Q3 Exalenz Integration Update

Unparalleled Performance Most accurate test on market with 100% sensitivity Intuitive Efficiency Fully automated process, 2 minutes per test with an intuitive, user-friendly touchscreen for optimal process management Trusted H. pylori Partner Full portfolio suited to physician choice Compact Benchtop Footprint All-in-one technology combines automated features into 1 platform that can fit into labs of any size The BreathID® Smart Advantage

COVID-19

Life Science “Shots on Goal” PCR Antibody Antigen Molecular Immunological Less More TBD More Less TBD Neutral Zero TBD 35+ Approved assays 10+ Approved assays TBD Americas EMEA ROW Americas Jan Feb Mar Apr May Jun Jul New COVID-19 Cases (7 Day Rolling Avg) Source: European Center for Disease Prevention and Control (ECDC) as of August 4, 2020

Contact: mbi@meridianbioscience.com